RCI Files 10-K and Reports 4Q19 and FY19 Results

HOUSTON – February 13, 2020 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today filed its 10-K and reported 4Q19 and FY19 results for the year ended September 30, 2019.

4Q19 vs. 4Q18		FY19 vs. FY18
●	Diluted EPS of $0.05 compared to ($0.36)	●	Diluted EPS of $1.99 compared to $2.15, which included a large tax benefit
●	Non-GAAP* diluted EPS of $0.48 compared to $0.41	●	Non-GAAP diluted EPS of $2.31 compared to $2.18
●	GAAP results included $4.9 million in other charges compared to $6.4 million in 4Q18	●	GAAP results included $2.6 million in other charges compared to $9.2 million in FY18
●	Free cash flow (FCF) totaled $7.0 million (based on net cash provided by operating activities of $8.8 million, less maintenance capital expenditures of $1.8 million) compared to $2.7 million	●	FCF totaled $33.3 million (based on net cash provided by operating activities of $37.2 million, less maintenance capital expenditures of $3.9 million) compared to $23.2 million
●	Total revenues of $45.2 million compared to $40.7 million on 45 and 43 units, respectively	●	Total revenues of $181.1 million compared to $165.7 million

Conference Call 4:30 PM ET Today		Meet Management 6-8 PM ET Tonight
●	A conference call to discuss 4Q19 results, outlook and related matters	●	Meet management at Rick’s Cabaret New York, Manhattan’s No. 1 gentlemen’s club, and tour its sister club, Hoops Cabaret and Sports Bar, next door
●	Live Participant Phone Number: Toll Free 877-407-9210, International 201-689-8049
●	To access the live webcast, slides or replay, visit: https://www.webcaster4.com/Webcast/Page/2209/33080	●	Where: Rick’s Cabaret New York, at 50 W. 33rd Street, New York, NY, between Fifth Avenue and Broadway
●	Toll Free 877-481-4010, International 919-882-2331, Passcode: 58853	●	RSVP: With your contact information, to gary.fishman@anreder.com

CEO Comment

“With a solid performance in the fourth quarter, total revenues for the year increased 9.2%, to a record $181.1 million, and free cash flow increased 43.3%, to a record $33.3 million,” said Eric Langan, President & CEO. “We had FY 2017 and FY 2018 reaudited in conjunction with the FY 2019 audit, where our auditors issued an unqualified opinion on those financial statements. Utilizing our strong cash generating power, we also reduced shares outstanding another 1% in FY19. Now that the year-end audit is complete, we are preparing our 1Q20 10-Q for filing later this month.

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“We’re looking forward to a strong FY20. Total club and restaurant sales were up 10% in 1Q20. Nightclubs experienced added business from the big mixed-martial arts fight in January and the pro football championship in February. We expect the rebound in Bombshells same-store sales and margins to continue. New locations, including the most recently opened unit in Houston, are doing well.

“We have approximately $6.7 million in excess property sales under contract, and we expect to continue to generate strong free cash flow, which we’ll deploy for the optimal return according to our capital allocation strategy.”

4Q19 & FY19 REVIEW (All comparisons to year ago periods unless otherwise noted)

Revenues

●	4Q19: Total revenues of $45.2 million increased 11.1%. By revenue line, growth reflected increases of $2.5 million (+15.3%) in alcoholic beverages, $1.1 million (+20.4%) in food, $680K (+4.3%) in service, and $210K (+6.8%) in other, which includes Drink Robust business and Gentlemen’s Club Expo trade show in August.
●	FY19: Total revenues of $181.1 million increased 9.2%. By revenue line, growth reflected increases of $6.0 million (+8.7%) in alcoholic beverages, $4.0 million (+6.2%) in service, $3.4 million (+15.1%) in food, and $1.9 million (+19.3%) in other.

Operating Income

●	4Q19: Operating income more than tripled, to $2.4 million. Margin expanded to 5.4% of revenues from 1.7%. Other charges declined 23.3% to $4.9 million due to gains on insurance and property sales, and all other costs and expenses increased 158 basis points greater than sales growth due to higher accounting and related legal costs. On a non-GAAP basis, operating income increased 4.3% to $7.4 million, with a margin at 16.5% of revenues compared to 17.6%.
●	FY19: Operating income increased 25.9% to $34.7 million as margin expanded to 19.2% of revenues from 16.6%. Other charges declined $6.6 million due to gains on sale of business and assets compared to losses, and from lower legal settlements. All other costs and expenses increased 156 basis points greater than sales growth due to higher accounting and related legal costs. On a non-GAAP basis, operating income increased 2.6% to $37.9 million, with a margin of 21.0% compared to 22.3%.

Other Charges

●	4Q19: Other charges, net of $4.9 million primarily reflected: (i) two impairments in Fort Worth ($3.6 million of Cabaret East’s building and land, and $1.1 million of Rick’s Cabaret goodwill), (ii) two gains ($747K from insurance covering costs earlier in FY19 to repair two clubs) and from the sale of excess property ($1.6 million proceeds and $677K gain); and (iii) miscellaneous smaller impairments, gains and losses related to 9 other assets.
●	FY19: Other charges, net of $2.6 million reflected: (i) $2.9 million in gains primarily from the sale of eight excess properties in Texas and (ii) 4Q19 items mentioned above.

Nightclubs Segment

●	4Q19: Sales increased 5.3% to $35.9 million, with 37 units in both periods. Sales growth reflected larger new locations (Rick’s Chicago and Pittsburgh) more than offsetting smaller closed locations. Operating income increased 7.5% to $6.2 million. Margin expanded to 17.3% of sales from 17.0%. The increase in segment profit and profitability was due to improved revenues and lower other charges. On a non-GAAP basis, operating income increased 1.9% to $11.0 million, with a margin of 30.6% of sales compared to 31.6%.
●	FY19: Sales increased 6.1% to $148.6 million. Operating income increased 16.3% to $50.7 million. Margin expanded to 34.1% of sales from 31.1%. The increase in segment profit and profitability reflected improved revenues and margins and lower other charges. On a non-GAAP basis, operating income increased 8.5% to $53.3 million, with a margin of 35.9% of sales compared to 35.1%.

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Bombshells Segment

●	4Q19: Sales increased 53.9% to $8.5 million, with 8 units compared to 6. Sales from new locations (Pearland, I-10 and Tomball) increased 194.4%. Comparable same-store sales increased 19.4%. Operating income improved $2.0 million, to $764K (9.0% of sales) from a loss of $1.2 million (-21.8% of sales). 4Q18 included $1.4 million in other charges, net. On a non-GAAP basis, operating income quadrupled to $790K, with margin at 9.3% of sales compared to 3.3%.
●	FY19: Sales increased 27.9% to $30.8 million. Sales from new locations increased 201.9%, which more than offset a 6.1% decline in same-store sales in FY19. Operating income increased 13.1% to $2.3 million, with margin at 7.5% of sales compared to 8.5%. On a non-GAAP basis, operating income was $2.3 million (7.6% of sales) compared to $3.6 million (15.1%).
●	Non-GAAP operating income included pre-opening costs without the benefit of revenues related to the four new Bombshells over the course of FY19. These costs ended in late January 2020 with the recent opening of the fourth of these new Bombshells on US 59 in Houston.

Other Metrics

●	Cash and cash equivalents of $14.1 million at September 30, 2019 increased 28.7% from June 30, 2019 and declined 20.5% from September 30, 2018. 4Q18 balances benefitted from funds borrowed in advance to fund club acquisitions in 1Q19.
●	Long-term debt of $143.5 million at September 30, 2019 fell 2.1% from June 30, 2019 and increased 2.1% from September 30, 2018.
●	Occupancy costs (rent and interest expense as a percentage of total revenues) fell to 7.6% from 7.8%, 4Q19 vs. 4Q18, and increased to 7.8% from 7.7%, FY19 vs. FY18.
●	Adjusted EBITDA increased 7.3% to $9.6 million, 4Q19 vs. 4Q18, and 4.2% to $46.2 million, FY19 vs. FY18.
●	Effective Tax Rate for FY19 was an expense of 20.1% compared to a FY18 benefit of 17.5%, which included the benefit of $8.8 million as a final calculation of the reduction of deferred tax liability because of the new Tax Cuts and Jobs Act. The FY18 ETR resulted in a 4Q18 income tax increase to adjust for the year. On a non-GAAP basis, FY18 ETR was an expense of 24.5%, which resulted in a 4Q18 income tax reduction to adjust for the year.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, and (f) gains or losses on settlement of patron tax case. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.

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●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common shareholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) costs and charges related to debt refinancing, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) settlement of lawsuits, (h) gains or losses on settlement of patron tax case, and (i) the income tax effect of the above described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 20.1%, 24.5% and 37.0% effective tax rate of the pre-tax non-GAAP income before taxes for 2019, 2018 and 2017, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities. The calculated amount for adjustment (i) above in fiscal 2018 was significantly affected by the change in the statutory federal corporate tax rate caused by the Tax Act.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common shareholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, (i) gains or losses on settlement of patron tax case. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess the unleveraged performance return on our investments. Adjusted EBITDA multiple is also used as a target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

Notes

●	Unit counts above are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.
●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and scheduling of final municipal inspections.

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About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) our ability to regain and maintain compliance with the filing requirements of the SEC and the Nasdaq Stock Market, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share and percentage data)

	For the Three Months Ended September 30,				For the Twelve Months Ended September 30,
	2019		2018		2019		2018
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$18,774	41.6%	$16,285	40.0%	$75,140	41.5%	$69,120	41.7%
Sales of food and merchandise	6,655	14.7%	5,527	13.6%	25,830	14.3%	22,433	13.5%
Service revenues	16,446	36.4%	15,766	38.8%	68,055	37.6%	64,104	38.7%
Other	3,308	7.3%	3,098	7.6%	12,034	6.6%	10,091	6.1%
Total revenues	45,183	100.0%	40,676	100.0%	181,059	100.0%	165,748	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	3,762	20.0%	3,351	20.6%	15,303	20.4%	14,327	20.7%
Food and merchandise sold	2,199	33.0%	1,935	35.0%	9,056	35.1%	8,133	36.3%
Service and other	271	1.4%	276	1.5%	578	0.7%	449	0.6%
Total cost of goods sold (exclusive of items shown below)	6,232	13.8%	5,562	13.7%	24,937	13.8%	22,909	13.8%
Salaries and wages	12,665	28.0%	11,461	28.2%	49,833	27.5%	44,547	26.9%
Selling, general and administrative	16,633	36.8%	14,688	36.1%	59,896	33.1%	53,824	32.5%
Depreciation and amortization	2,354	5.2%	1,916	4.7%	9,072	5.0%	7,722	4.7%
Other charges, net	4,870	10.8%	6,350	15.6%	2,620	1.4%	9,184	5.5%
Total operating expenses	42,754	94.6%	39,977	98.3%	146,358	80.8%	138,186	83.4%
Income from operations	2,429	5.4%	699	1.7%	34,701	19.2%	27,562	16.6%
Other income (expenses)
Interest expense	(2,500)	-5.5%	(2,461)	-6.1%	(10,209)	-5.6%	(9,954)	-6.0%
Interest income	91	0.2%	47	0.1%	309	0.2%	234	0.1%
Non-operating loss	(204)	-0.5%	-	0.0%	(612)	-0.3%	-	0.0%
Income before income taxes	(184)	-0.4%	(1,715)	-4.2%	24,189	13.4%	17,842	10.8%
Income tax expense (benefit)	(684)	-1.5%	1,781	4.4%	4,863	2.7%	(3,118)	-1.9%
Net income (loss)	500	1.1%	(3,496)	-8.6%	19,326	10.7%	20,960	12.6%
Net income attributable to noncontrolling interests	(42)	-0.1%	(10)	0.0%	(151)	-0.1%	(81)	0.0%
Net income (loss) attributable to RCIHH common shareholders	$458	1.0%	$(3,506)	-8.6%	$19,175	10.6%	$20,879	12.6%

Earnings (loss) per share
Basic and diluted	$0.05		$(0.36)		$1.99		$2.15

Weighted average shares outstanding
Basic and diluted	9,616		9,719		9,657		9,719

Dividends per share	$0.04		$0.03		$0.13		$0.12

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common shareholders	$458	$(3,506)	$19,175	$20,879
Income tax expense (benefit)	(684)	1,781	4,863	(3,118)
Interest expense, net	2,409	2,414	9,900	9,720
Settlement of lawsuits	81	395	225	1,669
Impairment of assets	6,040	4,020	6,040	5,570
Loss (gain) on sale of businesses and assets	(390)	1,935	(2,877)	1,965
Unrealized loss on equity securities	204	-	612	-
Gain on insurance	(861)	-	(768)	(20)
Depreciation and amortization	2,354	1,916	9,072	7,722
Adjusted EBITDA	$9,611	$8,955	$46,242	$44,387

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common shareholders	$458	$(3,506)	$19,175	$20,879
Amortization of intangibles	150	93	624	254
Settlement of lawsuits	81	395	225	1,669
Impairment of assets	6,040	4,020	6,040	5,570
Loss (gain) on sale of businesses and assets	(390)	1,935	(2,877)	1,965
Unrealized loss on equity securities	204	-	612	-
Gain on insurance	(861)	-	(768)	(20)
Costs and charges related to debt refinancing	-	-	-	827
Net income tax effect of adjustments above	(1,071)	1,092	(744)	(9,984)
Non-GAAP net income	$4,611	$4,029	$22,287	$21,160

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	9,616	9,719	9,657	9,719
GAAP diluted earnings (loss) per share	$0.05	$(0.36)	$1.99	$2.15
Amortization of intangibles	0.02	0.01	0.06	0.03
Settlement of lawsuits	0.01	0.04	0.02	0.17
Impairment of assets	0.63	0.41	0.63	0.57
Loss (gain) on sale of businesses and assets	(0.04)	0.20	(0.30)	0.20
Unrealized loss on equity securities	0.02	-	0.06	-
Gain on insurance	(0.09)	-	(0.08)	(0.00)
Costs and charges related to debt refinancing	-	-	-	0.09
Net income tax effect of adjustments above	(0.11)	0.11	(0.08)	(1.02)
Non-GAAP diluted earnings per share	$0.48	$0.41	$2.31	$2.18

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$2,429	$699	$34,701	$27,562
Amortization of intangibles	150	93	624	254
Settlement of lawsuits	81	395	225	1,669
Impairment of assets	6,040	4,020	6,040	5,570
Loss (gain) on sale of businesses and assets	(390)	1,935	(2,877)	1,965
Gain on insurance	(861)	-	(768)	(20)
Non-GAAP operating income	$7,449	$7,142	$37,945	$37,000

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	5.4%	1.7%	19.2%	16.6%
Amortization of intangibles	0.3%	0.2%	0.3%	0.2%
Settlement of lawsuits	0.2%	1.0%	0.1%	1.0%
Impairment of assets	13.4%	9.9%	3.3%	3.4%
Loss (gain) on sale of businesses and assets	-0.9%	4.8%	-1.6%	1.2%
Gain on insurance	-1.9%	0.0%	-0.4%	0.0%
Non-GAAP operating margin	16.5%	17.6%	21.0%	22.3%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$8,760	$3,358	$37,174	$25,769
Less: Maintenance capital expenditures	1,786	680	3,858	2,527
Free cash flow	$6,974	$2,678	$33,316	$23,242

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Revenues
Nightclubs	$35,942	$34,146	$148,606	$140,060
Bombshells	8,533	5,544	30,828	24,094
Other	708	986	1,625	1,594
	$45,183	$40,676	$181,059	$165,748

Income (loss) from operations
Nightclubs	$6,225	$5,789	$50,724	$43,624
Bombshells	764	(1,207)	2,307	2,040
Other	97	295	(309)	(252)
General corporate	(4,657)	(4,178)	(18,021)	(17,850)
	$2,429	$699	$34,701	$27,562

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended September 30, 2019					For the Three Months Ended September 30, 2018
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$6,225	$764	$97	$(4,657)	$2,429	$5,789	$(1,207)	$295	$(4,178)	$699
Amortization of intangibles	-	-	-	150	150	-	-	-	93	93
Settlement of lawsuits	40	-	-	41	81	366	-	-	29	395
Impairment of assets	5,920	-	-	120	6,040	4,447	1,123	-	-	5,570
Loss (gain) on sale of businesses and assets	(446)	26	-	30	(390)	188	267	(63)	(7)	385
Gain on insurance	(747)	-	-	(114)	(861)	-	-	-	-	-
Non-GAAP operating income (loss)	$10,992	$790	$97	$(4,430)	$7,449	$10,790	$183	$232	$(4,063)	$7,142

GAAP operating margin	17.3%	9.0%	13.7%	-10.3%	5.4%	17.0%	-21.8%	29.9%	-10.3%	1.7%
Non-GAAP operating margin	30.6%	9.3%	13.7%	-9.8%	16.5%	31.6%	3.3%	23.5%	-10.0%	17.6%

	For the Twelve Months Ended September 30, 2019					For the Twelve Months Ended September 30, 2018
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$50,724	$2,307	$(309)	$(18,021)	$34,701	$43,624	$2,040	$(252)	$(17,850)	$27,562
Amortization of intangibles	-	-	-	624	624	-	-	-	254	254
Settlement of lawsuits	169	3	-	53	225	1,440	200	-	29	1,669
Impairment of assets	5,920	-	-	120	6,040	4,447	1,123	-	-	5,570
Loss (gain) on sale of businesses and assets	(2,858)	27	-	(46)	(2,877)	(400)	267	-	2,098	1,965
Gain on insurance	(654)	-	-	(114)	(768)	-	-	-	(20)	(20)
Non-GAAP operating income (loss)	$53,301	$2,337	$(309)	$(17,384)	$37,945	$49,111	$3,630	$(252)	$(15,489)	$37,000

GAAP operating margin	34.1%	7.5%	-19.0%	-10.0%	19.2%	31.1%	8.5%	-15.8%	-10.8%	16.6%
Non-GAAP operating margin	35.9%	7.6%	-19.0%	-9.6%	21.0%	35.1%	15.1%	-15.8%	-9.3%	22.3%

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$500	$(3,496)	$19,326	$20,960
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,354	1,916	9,072	7,722
Deferred tax expense (credit)	(416)	2,884	821	(6,775)
Loss (gain) on sale of businesses and assets	(262)	2,092	(2,966)	2,162
Unrealized loss on equity securities	204	-	612	-
Amortization of debt discount and issuance costs	58	91	334	560
Deferred rent expense (credit)	46	(21)	282	203
Impairment of assets	6,040	4,020	6,040	5,570
Gain on insurance settlements	(381)	-	(288)	(20)
Debt prepayment penalty	-	-	-	543
Changes in operating assets and liabilities:
Accounts receivable	(729)	(1,834)	1,576	(3,622)
Inventories	(129)	58	(216)	(199)
Prepaid expenses, other current assets and other assets	(4,880)	(3,853)	(681)	(2,589)
Accounts payable and accrued liabilities	6,355	1,501	3,262	1,254
Net cash provided by operating activities	8,760	3,358	37,174	25,769
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	2,117	182	7,223	811
Proceeds from insurance	100	-	100	20
Proceeds from notes receivable	51	29	158	127
Issuance of notes receivable	-	-	(420)	-
Additions to property and equipment	(3,807)	(6,436)	(20,708)	(25,263)
Acquisition of businesses, net of cash acquired	-	(1,550)	(13,500)	(2,034)
Net cash used in investing activities	(1,539)	(7,775)	(27,147)	(26,339)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	1,181	11,846	13,511	84,233
Payments on long-term debt	(4,290)	(2,386)	(22,924)	(72,830)
Debt prepayment penalty	-	-	-	(543)
Purchase of treasury stock	(537)	-	(2,901)	-
Payment of dividends	(385)	(292)	(1,252)	(1,168)
Payment of loan origination costs	-	(178)	(20)	(1,138)
Distribution to noncontrolling interests	(49)	(18)	(70)	(180)
Net cash provided by (used in) financing activities	(4,080)	8,972	(13,656)	8,374
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	3,141	4,555	(3,629)	7,804
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	10,956	13,171	17,726	9,922
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14,097	$17,726	$14,097	$17,726

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	June 30,	September 30,
	2019	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$14,097	$10,956	$17,726
Accounts receivable, net	6,289	5,001	7,320
Current portion of notes receivable	954	1,152	-
Inventories	2,598	2,502	2,353
Prepaid insurance	5,446	896	4,910
Other current assets	2,521	2,090	1,591
Assets held for sale	2,866	-	2,902
Total current assets	34,771	22,597	36,802
Property and equipment, net	183,956	191,493	172,403
Notes receivable, net of current portion	4,211	3,810	2,874
Goodwill	53,630	55,271	43,591
Intangibles, net	75,951	76,285	71,532
Other assets	1,118	1,422	2,530
Total assets	$353,637	$350,878	$329,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,810	$2,544	$2,825
Accrued liabilities	14,644	9,117	11,973
Current portion of long-term debt	15,754	16,374	19,047
Total current liabilities	34,208	28,035	33,845
Deferred tax liability, net	21,658	22,076	19,552
Long-term debt, net of current portion	127,774	130,205	121,580
Other long-term liabilities	1,696	1,656	1,423
Total liabilities	185,336	181,972	176,400
	143,528	146,579	140,627
Commitments and contingencies

Stockholders’ equity
Preferred stock	-	-	-
Common stock	96	96	97
Additional paid-in capital	61,312	61,849	64,212
Retained earnings	107,049	106,976	88,906
Accumulated other comprehensive income	-	-	220
Total RCIHH stockholders’ equity	168,457	168,921	153,435
Noncontrolling interests	(156)	(15)	(103)
Total stockholders’ equity	168,301	168,906	153,332
Total liabilities and stockholders’ equity	$353,637	$350,878	$329,732

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